EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-HQ12, issued pursuant to the Pooling and Servicing Agreement dated as of July 1, 2007 (the "Pooling and Servicing Agreement") between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee and custodian (the "Trustee") and Wells Fargo Bank, National Association, as paying agent and certificate registrar (the "Paying Agent").

  I, Warren Friend, the senior officer in charge of securitization of the Depositor, hereby certify that:

  1.I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Capital I Trust 2007-HQ12 (the "Exchange Act Periodic Reports");

  2.Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement or primary servicing agreement in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
    Capmark Finance Inc. as Master Servicer for the Deptford Mall loan, Capmark Finance Inc. as Master Servicer for the RREEF Portfolio loan, Capmark Finance Inc. as Primary Servicer for the Deptford Mall loan, Capmark Finance Inc. as Primary Servicer for the RREEF Portfolio loan, Centerline Servicing Inc. as Special Servicer for the Beacon Seattle & DC Portfolio loan, First American Commercial Real Estate Services, Inc. as Sub-Contractor for Wachovia Bank, National Association, Global Realty Outsourcing, Inc. as Sub-Contractor for Wachovia Bank, National Association, Capmark Finance Inc. f/k/a GMAC Commercial Mortgage Corporation as Sub-Contractor for Wells Fargo Bank, N.A. - (Primary Servicer), J.E. Robert Company, Inc. as Special Servicer for the Deptford Mall loan, J.E. Robert Company, Inc. as Special Servicer for the RREEF Portfolio loan, LaSalle Bank National Association as Custodian for the Beacon Seattle & DC Portfolio loans as Paying Agent, LaSalle Bank National Association as Trustee and as Custodian, LNR Partners, Inc. as Special Servicer, Wachovia Bank, National Association as Primary Servicer for the Beacon Seattle & DC Portfolio Loan, Wells Fargo Bank, N.A. as Paying Agent, Certificate Registrar, and Authenticating Agent, Wells Fargo Bank, N.A. as Custodian for the Deptford Mall loan and the RREEF Portfolio loan, Wells Fargo Bank, N.A. as Master Servicer for the Beacon Seattle & DC Portfolio loan, Wells Fargo Bank, N.A. as Trustee for the Deptford Mall loan and for the RREEF Portfolio loan and Wells Fargo Bank, N.A. as Master Servicer.

    Dated:   March 26, 2008


    /s/ Warren Friend
    Signature

    Vice President
    (senior officer in charge of securitization of the depositor)